Exhibit 9

LAW DEPARTMENT

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

350 CHURCH STREET

HARTFORD, CT 06301

CAROLYN E. AUGUR

ASSISTANT VICE PRESIDENT

AND SENIOR COUNSEL

Phone: 860-466-1111

Carolyn.Augur@LFG.com

December 18, 2019

VIA EDGAR

Lincoln Life & Annuity Company of New York

Servicing Office

1300 S. Clinton Street

Fort Wayne, IN 46802

Re:                             Opinion of Counsel

Registration Statement on Form N-4

American Legacy® Target Date Income Advisory

(File Nos. 811-08441; 333-234169)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln Life & Annuity Variable Annuity Account H (the “Account”), a segregated account of Lincoln Life & Annuity Company of New York (“Lincoln New York”), of contributions from a person pursuant to an annuity contract issued in accordance with the applicable prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln New York.

I consent to the filing of this Opinion as an exhibit to the Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4.

Sincerely,

Carolyn E. Augur